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Exhibit 10
Material Terms of Retirement Arrangement with Kevin F. Sullivan
The retirement arrangement between PPG Industries, Inc. and Kevin F. Sullivan, entered into as of April 24, 2008, was a verbal agreement. The material terms of the agreement are set forth below.

Effective date of retirement:	January 1, 2009
Monthly base salary of $30,000 continues through:	December 31, 2008
Eligible for annual incentive award payable for fiscal 2008:	Yes, payable in first quarter 2009
Cash payment for unused vacation prior to July 1, 2008:	Yes, payable January 1, 2009